EXHIBIT 99.2

March 29, 2005

To the Stockholders of PC Mall:

Last May we announced our intention to spin off the business of our subsidiary eCOST.com, Inc. after it conducted an initial public offering of a portion of its common stock. We also announced that we intended to distribute, approximately six months following the completion of eCOST.com’s initial public offering, all of the remaining shares of eCOST.com common stock that we own, which represents approximately 80.2% of eCOST.com’s outstanding common stock. We are now pleased to announce that we expect to complete this final step of the spin-off of eCOST.com on April 11, 2005. As a result, for each share of PC Mall common stock you owned on March 28, 2005 (the record date for the spin-off) you will receive approximately 1.2071 shares of eCOST.com common stock as of the effective date of the distribution, as more fully described in the accompanying Information Statement.

eCOST.com is a leading multi-category online discount retailer of high-quality new, “close-out” and refurbished brand-name merchandise for consumers and small business buyers. eCOST.com markets over 100,000 different products from leading manufacturers over the Internet (http://www.ecost.com) and through direct marketing.

Following the spin-off of eCOST.com, we and our remaining subsidiaries will continue our core operations as a leading rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. We will continue to market more than 100,000 different products from companies such as Apple, HP, IBM, and Microsoft to business customers using relationship based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com).

You do not need to take any action to participate in the distribution of our shares of eCOST.com common stock. Promptly following the distribution, we will mail stock certificates representing eCOST.com shares to our record stockholders as of 5:00 p.m. Eastern time on March 28, 2005. Stockholders who hold their PC Mall shares in brokerage accounts or in “street name” will have their accounts credited with the distributed eCOST.com shares. After we distribute our shares of eCOST.com common stock, you can follow the value of your original investment in PC Mall by tracking the combined values of your PC Mall shares and the eCOST.com shares you receive in the spin-off.

We have enclosed an Information Statement and an accompanying Q&A Summary to describe the spin-off in more detail and answer questions you may have concerning the transaction. In the coming weeks, we will provide you with information you can use to determine the cost basis of your PC Mall and eCOST.com shares for tax purposes. If you have further questions about your PC Mall shares or the distribution, please call us at (310) 354-5600.

Frank F. Khulusi
Chairman, President and CEO

INFORMATION STATEMENT

Spin-off of eCOST.com, Inc.

Through the Distribution by PC Mall, Inc.

of eCOST.com Common Stock

We are furnishing this Information Statement to the stockholders of PC Mall, Inc. in connection with our distribution to our stockholders of approximately 1.2071 shares of the common stock, par value $0.001 per share, of eCOST.com, Inc., for each share of our common stock, par value $0.001 per share, owned by our stockholders on March 28, 2005, which is the record date for the distribution. The distribution will result in an aggregate of 14,000,000 shares of eCOST.com common stock, or approximately 80.2% of eCOST.com’s outstanding common stock, being distributed by us to our stockholders. Upon the completion of the distribution, eCOST.com will cease to be one of our subsidiaries and we will no longer have any ownership interest in eCOST.com.

Certificates representing eCOST.com common stock will be mailed on or about April 11, 2005 to holders of record of PC Mall common stock as of the record date. Holders of shares of PC Mall common stock will not be required to pay any cash or other consideration for the shares of eCOST.com common stock received in the distribution, nor will they be required to surrender or exchange shares of PC Mall common stock in order to receive eCOST.com common stock.

All shares of eCOST.com common stock received in the distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. The shares of eCOST.com common stock are listed on the Nasdaq National Market under the symbol “ECST” and will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of eCOST.com under the Securities Act of 1933, as amended.

We have received an opinion of Morrison & Foerster LLP, generally to the effect that the distribution will not be taxable for U.S. federal income tax purposes to us or our stockholders. See “Material U.S. Federal Income Tax Consequences.”

No vote of PC Mall stockholders is required in connection with the distribution. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Information Statement is March 29, 2005.

THE DISTRIBUTION

General

In May 2004 we announced our intention to effect the spin off of our eCOST.com subsidiary through a two-step process consisting of an initial public offering of a portion of eCOST.com’s common stock, followed approximately six months later by our distribution to our stockholders of our entire ownership interest in eCOST.com. On September 1, 2004, eCOST.com sold 3,465,000 shares of its common stock in an initial public offering (constituting approximately 19.8% of its outstanding common stock after giving effect to that offering), completing the first step in the process. On March 17, 2005, our board of directors approved the distribution to our stockholders of our ownership interest in eCOST.com, thereby initiating the second step in the process. To effect the distribution, our board of directors declared a dividend on PC Mall common stock, consisting of the 14,000,000 shares of eCOST.com common stock that we own, to our record stockholders as of 5:00 p.m. Eastern time on March 28, 2005, which is the record date for the distribution. The effective date (or “distribution date”) for the distribution will be April 11, 2005.

The distributed shares of eCOST.com common stock will be fully paid and non-assessable, and will have no preemptive rights. The distribution will result in approximately 1.2071 shares of eCOST.com common stock being distributed for each share of PC Mall common stock outstanding on the record date. The number of shares of eCOST.com common stock that will be distributed for each share of PC Mall common stock is based upon the 14,000,000 shares of eCOST.com common stock that we currently own (and will distribute in the distribution) divided by the 11,598,041 shares of PC Mall common stock outstanding at 5:00 p.m. Eastern time on the record date. Therefore, the following equation describes the number of shares of eCOST.com common stock that you will receive in the distribution for each share of PC Mall common stock that you owned as of the record date:

Total number of shares of eCOST.com common stock to be distributed		14,000,000
	=		=	1.2071
Total number of shares of PC Mall common stock outstanding as of 5:00 p.m. on the record date		11,598,041

HOLDERS OF PC MALL COMMON STOCK WITH INQUIRIES RELATING TO THE DISTRIBUTION MAY CALL PC MALL AT (310) 354-5600, MONDAY THROUGH FRIDAY, 9:00 A.M. TO 5:00 P.M., PACIFIC TIME, EXCLUDING LEGAL HOLIDAYS.

Manner of Effecting the Distribution

We will effect the distribution on April 11, 2005 by delivering all of the shares of eCOST.com common stock that we own to U.S. Stock Transfer Corporation, as the distribution agent, for distribution to the holders of record of PC Mall common stock as of the record date. PC Mall stockholders will not be required to pay any cash or other consideration for the shares of eCOST.com common stock they receive in the distribution, nor will they be required to surrender or exchange shares of PC Mall common stock in order to receive eCOST.com common stock. All of the shares of eCOST.com common stock distributed to our stockholders will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights.

Certificates representing the distributed eCOST.com common stock will be mailed to record stockholders on or about April 11, 2005. Stockholders that hold their shares through brokerage or “street name” accounts should expect to receive an account statement from their brokerage firm reflecting the number of shares of eCOST.com common stock they received in the distribution.

Trading Between the Record Date and the Distribution Date

PC Mall common stock traded in a “regular way” transaction between the record date and the effective time of the distribution will trade with due bills attached, which entitles the buyer to receive and requires the seller to deliver the shares of eCOST.com common stock to be issued in the distribution as well as the underlying shares of PC Mall common stock. Accordingly, if you sell shares of PC Mall common stock in a “regular way” transaction between the record date and the distribution date, you will also be trading your right to the shares of eCOST.com common stock that would have been distributed to you in the distribution. Alternatively, if an “ex-distribution” market develops, then PC Mall common stock traded in an “ex-distribution” transaction between the record date and the effective time of the distribution will not trade with due bills attached, which does not entitle the buyer to receive or require the seller to deliver the shares of eCOST.com common stock to be issued in the distribution in addition to the underlying shares of PC Mall common stock. We encourage you to consult with your financial advisor regarding the implications and methods of selling PC Mall common stock between the record date and the distribution date.

“Street Name” Holders

Many PC Mall stockholders have their PC Mall common stock held in an account with a bank, brokerage firm or other nominee. If this applies to you, the bank, brokerage firm or other nominee that holds your shares of PC Mall common stock on your behalf is the registered holder (i.e., the record holder) of your shares. The eCOST.com common stock being distributed will be registered in the “street name” of your bank, brokerage firm or other nominee, who in turn will then electronically credit your account with the shares of eCOST.com common stock that you are entitled to receive in the distribution. We encourage you to contact your bank, brokerage firm or other nominee if you have any questions regarding the mechanics of having your shares of eCOST.com common stock credited to your account.

Fractional Shares

We will not issue certificates representing fractional shares of eCOST.com common stock in connection with the distribution. In lieu of receiving fractional shares of eCOST.com common stock, each record holder of PC Mall common stock who would otherwise be entitled to receive a fractional share will receive cash for their fractional interest. An independent agent will, as soon as practicable after the distribution date, aggregate fractional shares of eCOST.com common stock into whole shares of eCOST.com common stock, sell them in the open market through a broker-dealer that is unaffiliated with either us or eCOST.com, and then distribute the total net sale proceeds pro rata to PC Mall stockholders of record that are entitled to fractional interests. The independent agent will distribute these total net sale proceeds by mailing checks to applicable stockholders, which we expect will take approximately three weeks from the distribution date to complete.

If you hold your PC Mall common stock through a bank or brokerage firm, whether you will receive fractional shares of eCOST.com common stock to which you are entitled or cash in lieu thereof depends on the policies and practices of your bank or brokerage firm. For example, it may be the policy and practice of your bank or brokerage firm to issue fractional shares instead of cash in lieu thereof. We encourage you to contact your bank or broker if you have any questions regarding their policies and practices with respect to any fractional shares of eCOST.com common stock that you are entitled to receive in the distribution.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the distribution to us, eCOST.com and U.S. Holders (as defined below) of PC Mall common stock that are entitled to shares of eCOST.com common stock as a result of the distribution. This summary is not a complete description of those consequences and, in particular, may not address U.S. federal income tax considerations that affect the treatment of a stockholder who acquired PC Mall common stock as compensation or of a stockholder subject to special treatment under the Internal Revenue Code (for example, insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). This summary does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds PC Mall common stock, or the partners of such partnership. Such partnerships and their partners should consult their own tax advisors. Your individual circumstances may affect the tax consequences of the distribution of the eCOST.com common stock to you. In addition, no information is provided herein with respect to tax consequences under applicable foreign, state, local or other laws, other than U.S. federal income tax laws. Further, this summary is based upon provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings and judicial decisions in effect as of the date of this Information Statement. Future legislative, administrative or judicial changes or interpretations could affect the accuracy of the statements set forth herein, and could apply retroactively. This summary assumes that you hold PC Mall common stock as a capital asset and that you acquired all of your shares of PC Mall common stock at the same time and at the same price. You are advised to consult your own tax advisor as to the specific tax consequences of the distribution of the eCOST.com common stock to you.

For purposes of this summary a “U.S. Holder” is a beneficial owner of PC Mall common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or it is otherwise treated as a “United States person” for U.S. federal income tax purposes.

We have received an opinion of Morrison & Foerster LLP to the effect that our contribution to eCOST.com of certain of the assets and liabilities related to eCOST.com’s business, and the distribution, taken together, will qualify as a tax-free reorganization for U.S. federal income tax purposes under Sections 355, 368(a)(1)(D) and related provisions of the Internal Revenue Code. Based on the foregoing, we believe that:

•	Except for any cash received in lieu of a fractional share of eCOST.com common stock, a U.S. Holder will not recognize any income, gain or loss as a result of the receipt of eCOST.com common stock in the distribution.
•	A U.S. Holder’s holding period for the eCOST.com common stock received in the distribution will include the period for which that stockholder’s PC Mall common stock was held.
•

A U.S. Holder’s tax basis for eCOST.com common stock received in the distribution will be determined by allocating to the eCOST.com common stock, on the basis of the relative fair market values of PC Mall common stock and eCOST.com common stock at the time of the distribution, a portion of the stockholder’s basis in his or her PC Mall common stock. The U.S. Holder’s basis in his or her PC Mall common stock will be decreased by the portion allocated to the eCOST.com common stock.

•

The receipt of cash in lieu of a fractional share of eCOST.com common stock will be treated as a sale of the fractional share of eCOST.com common stock, and a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and the stockholder’s basis in the fractional share of eCOST.com common stock, as determined above. The gain or loss will generally be long-term capital gain or loss if the holding period for the fractional share of eCOST.com common stock, as determined above, is more than one year.

The tax opinion described above is subject to certain qualifications and assumptions, and is based on factual representations made by us and eCOST.com, as well as on certain other information, data, documentation and other materials that Morrison & Foerster LLP deemed necessary. If any of the representations or assumptions upon which the tax opinion is based are untrue for any reason, the conclusions in the opinion could be rendered inaccurate. We are not aware of any present facts or circumstances that would cause those representations and assumptions to be untrue.

The tax opinion represents Morrison & Foerster LLP’s best judgment of how a court would rule on certain tax consequences of the contribution to eCOST.com of certain of the assets and liabilities related to eCOST.com’s business and the distribution under the U.S. federal income tax laws. However, the tax opinion is not binding upon either the Internal Revenue Service or any court. We have not applied for a private letter ruling from the Internal Revenue Service stating that the distribution will be tax-free to us or our stockholders for U.S. federal income tax purposes, and there can be no assurance that the Internal Revenue Service will not assert that the distribution is taxable. If the distribution were determined to not qualify under Section 355 of the Internal Revenue Code (i.e., determined to be taxable), then (i) we would recognize capital gain equal to the excess of (x) the fair market value of the eCOST.com common stock on the distribution date over (y) our adjusted tax basis in the eCOST.com common stock, and (ii) each holder of PC Mall common stock who receives shares of eCOST.com common stock in the distribution would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of such shares of the eCOST.com common stock on the distribution date, taxed first as a dividend to the extent of such stockholder’s pro rata share of our current and accumulated earnings and profits, and then as a nontaxable return of capital to the extent of such stockholder’s basis in PC Mall common stock (with any remaining amount being taxed as capital gain).

We and eCOST.com have agreed to certain restrictions on our future actions to provide further assurances that the distribution will qualify as tax free. We do not intend to effect the distribution if, prior to the distribution date, we become aware of circumstances that would result in the distribution being a taxable transaction.

Pursuant to the terms of a tax allocation and indemnification agreement that we entered into with eCOST.com immediately prior to its initial public offering, eCOST.com agreed, among other things, that it would indemnify us and our affiliates (but not PC Mall stockholders) against any and all tax-related liabilities that we may incur that relate to our contribution of assets related to the eCOST.com business and the distribution to the extent caused by eCOST.com’s actions or omissions following the distribution, or as a result of eCOST.com’s breach of a representation or covenant relating to an act or an omission by eCOST.com that occurs after the distribution, in a manner that causes the distribution to fail to qualify under Section 355 of the Internal Revenue Code or from the application of Section 355(e) of the Internal Revenue Code. We (including our affiliates) have agreed to indemnify eCOST.com agai nst any and all tax-related liabilities incurred by eCOST.com that relate to the contribution of assets related to the eCOST.com business and the distribution to the extent caused by our actions or omissions before or after the distribution, or as a result of our breach of a representation or a covenant in a manner that causes the contribution of assets and the distribution, taken together, to fail to qualify as a reorganization under Sections 355, 368(a)(1)(D) and related provisions of the code of the Internal Revenue Code or from the application of Section 355(e) of the Internal Revenue Code. Regardless of the terms of the tax allocation and indemnification agreement, we and eCOST.com will each be severally liable to the Internal Revenue Service for the full amount of any U.S. federal corporate-level tax that is not paid by the other.

Following the distribution, we will provide additional information to our stockholders as of the record date concerning the calculation of the new tax basis in their shares of PC Mall common stock and eCOST.com common stock, the tax treatment of cash received in lieu of fractional shares of eCOST.com common stock and certain statements which are required to be attached to the applicable U.S. federal income tax returns of holders of PC Mall common stock.

INFORMATION ABOUT eCOST.COM

eCOST.com is a leading multi-category online discount retailer of high quality new, close-out and refurbished brand-name merchandise. It currently offers over 100,000 products in twelve merchandise categories, including computer hardware and software, home electronics, digital imaging, watches and jewelry, housewares, DVD movies, video games travel, bed and bath, apparel and accessories, licensed sports gear and cellular/wireless. In addition to its every day low price and proprietary Bargain Countdown™ shopping formats, eCOST.com also offers a fee-based membership program to reward customer loyalty by providing exclusive access to preferential pricing to subscribers. eCOST.com also provides rapid response customer service utilizing a strategically located distribution center and third-party fulfillment providers, as well as customer support from online and on-call sales representatives. It offers suppliers an efficient sales channel for merchandise in all stages of the product life cycle. It carries products from leading manufacturers and has access to a broad and deep selection of merchandise, including deeply discounted close-out and refurbished merchandise.

eCOST.com was incorporated in Delaware in February 1999 as our wholly-owned subsidiary. It has operated as a reporting segment of our business since April 1999. In May 2004, we announced our intention to spin-off the eCOST.com business from our other operations through the two step process of an initial public offering of a portion of eCOST.com’s authorized common stock, followed by a subsequent tax-free distribution of all the shares of eCOST.com common stock that we own to our stockholders on a pro-rata basis, as described in this Information Statement. On September 1, 2004, eCOST.com completed the first the step of the process through an initial public offering of its common stock at a price of $5.80 per share, raising net proceeds of approximately $16.7 million after deducting underwriting discounts and commissions and other offering expenses. The distribution, as described in this Information Statement, will complete the second step of the spin-off of eCOST.com. Upon the completion of the distribution, eCOST.com will cease to be one of our subsidiaries and we will no longer have any ownership interest in eCOST.com.

Immediately prior to the completion of its initial public offering, we entered into agreements with eCOST.com, including a Master Separation and Distribution Agreement and an Administrative Services Agreement, that, among other things, provide for the separation of the eCOST.com business from PC Mall, our distribution to our stockholders of the eCOST.com common stock that we hold, and for the relationship between the two companies following the distribution. The full text of the Master Separation and Distribution Agreement, the Administrative Services Agreement and the other ancillary agreements we entered into with eCOST.com in anticipation of the spin-off are included as exhibits to eCOST.com’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004, as filed with the SEC on November 17, 2004. We subsequently amended our Administrative Services Agreement with eCOST.com, as described in eCO ST.com’s Current Report on Form 8-K that was filed with the SEC on March 22, 2002. Discussions of each of our agreements with eCOST.com are contained in reports we and eCOST.com file with the SEC, as noted under “Additional Information” below.

INFORMATION ABOUT eCOST.COM’S COMMON STOCK

Under eCOST.com’s amended and restated certificate of incorporation, eCOST.com’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of March 28, 2005, there were 17,465,000 shares of eCOST.com common stock outstanding and no shares of eCOST.com preferred stock outstanding. For a complete description of the rights, preferences and privileges of eCOST.com common stock, please see eCOST.com’s Registration Statement on Form 8-A filed with the SEC on August 3, 2004, as noted under “Additional Information” below.

eCOST.com’s common stock is listed on the Nasdaq National Market under the symbol “ECST.” A public market was created for eCOST.com’s common stock as a result of its initial public offering, which was completed on September 1, 2004. The table below presents, for the periods indicated, the high and low closing sale prices for eCOST.com’s common stock, as reported on the Nasdaq National Market. We urge you to obtain current quotations for eCOST.com’s common stock.

Period	High	Low
Quarter Ended September 30, 2004	$7.61	$5.85
Quarter Ended December 31, 2004	$21.60	$6.75
Quarter Ended March 31, 2005 (through March 28, 2005)	$14.77	$6.47

The distributed shares will be freely transferable, except for shares received by persons who may be deemed “affiliates” of eCOST.com under the Securities Act and the rules and regulations promulgated thereunder. Persons who may be deemed to be affiliates of eCOST.com after the distribution generally include individuals or entities that control, are controlled by, or are under common control with eCOST.com, and may include certain officers and directors of eCOST.com as well as its principal stockholders. Persons who are affiliates of eCOST.com will be permitted to sell their shares of eCOST.com common stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, such as the exemption provided in Rule 144 under the Securities Act.

U.S. Stock Transfer Corporation is the transfer agent and registrar for eCOST.com’s common stock. You may contact U.S. Stock Transfer Corporation by calling (818) 502-1404 or writing to them at 1745 Gardena Avenue, Glendale, California 91204-2991.

ADDITIONAL INFORMATION

eCOST.com’s common stock is registered under the Securities Exchange Act of 1934, as amended. We and eCOST.com are each subject to the reporting requirements of the Exchange Act, and in accordance therewith have filed registration statements, reports and other information with the Securities and Exchange Commission. For further information pertaining to eCOST.com (including financial statements and other financial information), the eCOST.com common stock and related matters, our stockholders are urged to read the reports that eCOST.com files from time to time with the SEC. eCOST.com has been subject to the reporting requirements of the Exchange Act for at least 90 days and we believe it is current in its reporting obligations thereunder.

The SEC reports of eCOST.com and PC Mall can be obtained from the SEC at its principal office in Washington, D.C. upon the payment of the prescribed fees, or may be examined, without charge, at the SEC’s public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of any of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Furthermore, you may obtain these reports at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms.

PC MALL, INC.

SPIN-OFF OF ECOST.COM, INC. COMMON STOCK

Question and Answer Summary of the Spin-Off

The following summary answers certain questions you may have with respect to PC Mall’s distribution of eCOST.com common stock (which we refer to as the “distribution” or the “spin-off”) and highlights certain basic information from the accompanying Information Statement that may be important to you. This summary does not contain all of the important information relating to the spin-off, and we therefore encourage you to read the entire Information Statement.

Q. What will happen in the spin-off?

A.     In the spin-off, PC Mall will distribute to its stockholders all of its 80.2% interest in eCOST.com by distributing approximately 1.2071 shares of eCOST.com common stock for each share of PC Mall common stock owned by PC Mall’s stockholders. After the spin-off, eCOST.com will no longer be a subsidiary of PC Mall and we will no longer have any ownership interest in eCOST.com.

Q. What will I receive in the spin-off?

A.     We are making a pro-rata distribution of the eCOST.com common stock that we hold to all of our stockholders. Accordingly, for every one share of PC Mall common stock you own as of the record date and continue to own on the distribution date, you will receive approximately 1.2071 shares of eCOST.com common stock.

Q. What is the record date?

A.     Only holders of PC Mall common stock as of March 28, 2005, which is the record date for the distribution, are eligible to receive eCOST.com common stock in the distribution. However, as discussed below, if you sell shares of PC Mall common stock in a “regular way” transaction between the record date and the distribution date, you will also be transferring your right to receive the distributed shares of eCOST.com common stock associated with the PC Mall shares you sell.

Q. When is the spin-off effective?	A. The spin-off will be effective upon the completion of the distribution. We expect the effective date of the distribution to be April 11, 2005.

Q. What is the distribution date?

A.     The distribution date (which we also refer to as the “effective date”) is the date on which shares of eCOST.com common stock are credited on the books of eCOST.com to PC Mall’s stockholders of record on the record date. We expect the distribution date to be April 11, 2005.

Q. When will certificates be mailed?	A. Certificates will be mailed to record stockholders on or about April 11, 2005.
Q. How does the spin-off work for me as a stockholder of PC Mall?

A.     For each share of PC Mall common stock that you owned on March 28, 2005, you will receive approximately 1.2071 shares of eCOST.com common stock. However, record holders of PC Mall common stock will not receive any fractional share interests that result from the application of this spin-off ratio. All fractional share interests of eCOST.com common stock to which record holders are entitled will be aggregated and sold by an independent agent in the open market. Instead of receiving fractional shares, each record holder of PC Mall common stock will receive a check representing his or her pro rata share of the net proceeds received in such sale.

Furthermore, if you are not a record holder of PC Mall common stock (i.e., you hold your shares in “street name” through a bank, brokerage firm or other nominee) and are entitled to receive such a fractional share interest as a result of the distribution, then whether you receive a fractional share interest or cash in lieu thereof depends on the policy and practice of your bank, brokerage firm or other nominee. We encourage you to contact your bank, brokerage firm or other nominee for specific information regarding their policy and practice with respect to issuing fractional shares.

Q. If I sold PC Mall common stock between the record date and the distribution date, does the buyer receive the eCOST.com common stock in the distribution?

A.     Maybe, depending on whether you sold in a “regular way” transaction or an “ex-distribution” transaction. A buyer of PC Mall common stock in a “regular way” transaction between the record date and the distribution date also receives a “due bill” entitling the buyer to the distribution of the eCOST.com common stock. This means that by transferring your PC Mall common stock in a “regular way” transaction prior to the close of business on April 11, 2005, you are also transferring your right to receive the eCOST.com shares associated with the PC Mall shares you sell. Settlement should be conducted through the buyer’s broker. Alternatively, if an “ex-distribution” market develops, a buyer of PC Mall common stock in an “ex-distribution” transaction during the same time period is not entitled to the distribution of the eCOST.com common stock. We encourage you to consult with your financial advisor regarding the implications of selling PC Mall common stock between the record date and the distribution date.

Q. Is the distribution ratio final?

A.     Yes. The final distribution ratio is approximately 1.2071 shares of eCOST.com common stock per share of PC Mall common stock, which was calculated as of the record date of March 28, 2005 by dividing the number of shares of eCOST.com common stock we are distributing (14,000,000 shares) by the number of shares of our common stock outstanding on the record date (11,598,041 shares).

Q. How does the distribution affect the shares of PC Mall common stock I currently hold?

A.     The distribution itself has no effect on the number of shares of PC Mall common stock you currently hold. PC Mall and eCOST.com are separate companies and, other than the distribution, the PC Mall common stock and the eCOST.com common stock are not related.

Q. How will the distribution affect the market price of PC Mall common stock?

A.     When the distribution occurs, the market price of PC Mall common stock can be expected to decrease, reflecting the full separation of eCOST.com from us. The value of our current interest in eCOST.com will be reflected separately in the value of the eCOST.com common stock that our stockholders will receive in the distribution.

Q. When will PC Mall common stock begin to trade at the post-distribution price?

A.     We expect that the PC Mall common stock will begin to trade on a post-distribution (“ex-dividend”) basis on April 12, 2005. The stock market will determine the price of PC Mall common stock following the distribution.

Q. Will I have to turn in my PC Mall stock certificates?	A. No, you will not have to turn in your PC Mall stock certificates.
Q. When will I receive the proceeds relating to any fractional share interests I may be entitled to?

A.     If you are a record holder of PC Mall common stock and are entitled to receive fractional share interests of eCOST.com common stock as a result of the distribution, the sale of fractional share interests will occur in the few days following the distribution date, and you should receive a check representing your pro rata share of the proceeds shortly thereafter. If you are not a record holder of PC Mall common stock (i.e., you hold your shares in “street name” through a bank, brokerage firm or other nominee) and are entitled to receive such a fractional share interest as a result of the distribution, then whether you receive a fractional share interest or cash in lieu thereof depends on the policy and practice of your bank, brokerage firm or other nominee. The timing of any cash payment to which a “street name” holder is entitled also depends on the policy and practice of his or her bank, brokerage firm or other nominee. We encourage you to contact your bank, brokerage firm or other nominee for specific information regarding their policy and practice with respect to these matters.

Q. What happens if I hold my PC Mall shares through a bank, brokerage firm or other nominee?

A.     If you hold your PC Mall shares through a bank, brokerage firm or other nominee, you are probably not a registered holder of PC Mall common stock and your receipt of eCOST.com common stock in the distribution will depend on your arrangements with the nominee that holds your shares of PC Mall common stock for you. Following the distribution, the nominee will receive shares of eCOST.com common stock based upon the total number of shares of PC Mall common stock it holds for all of its accountholders. The nominee will be responsible for appropriately allocating the shares among the beneficial owners of the PC Mall shares it holds. Your next account statement following the distribution date should reflect your shares of eCOST.com common stock. Be sure to carefully check this statement upon receipt to make sure all shares were accurately credited. You should contact your bank, brokerage firm or other nominee if you have any questions regarding your statement or about the mechanics of having your shares of eCOST.com common stock credited to your account.

Q. What are the tax consequences of the distribution to me as a PC Mall stockholder?

A.     Generally, for U.S. federal income tax purposes, based on the opinion we have received from Morrison & Foerster LLP, we expect that no gain or loss will be recognized by (and no amount will be included in the income of) holders of PC Mall common stock upon the receipt of the eCOST.com common stock distributed to them. However, you will recognize gain or loss on the receipt of cash in lieu of fractional shares of eCOST.com common stock. Following the distribution date, additional information will be provided to you concerning the calculation of the new tax basis in your shares of PC Mall common stock and eCOST.com common stock, the tax treatment of cash received in lieu of fractional shares and certain statements which are required to be attached to your applicable U.S. federal income tax returns. You should consult your own tax advisor as to the effects of the spin-off given your particular circumstances.

Q. Are the shares of eCOST.com common stock freely tradable?

A.     Generally yes. eCOST.com’s common stock is listed on the Nasdaq National Market under the symbol “ECST.” PC Mall’s common stock will continue to be listed on the Nasdaq National Market under the symbol “MALL.” However, any person or entity who is deemed to be an “affiliate” of eCOST.com is subject to certain restrictions on trading the eCOST.com common stock they receive in the distribution, including the requirements of Rule 144 under the Securities Act.

Q. How much eCOST.com common stock will PC Mall retain following the distribution?	A. PC Mall will not retain any eCOST.com common stock following the distribution.
Q. What number should I call for more information on the spin-off?	A. You should contact PC Mall at (310) 354-5600 for more information on the spin-off.